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                                  GBC BANCORP
           COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES

(Dollars in Thousands)                                                     For the Years Ended December 31,
                                                               1996         1995         1994         1993         1992
                                                           ------------ ------------ ------------ ------------ ------------
Income before income tax expense                               $28,216       $9,076       $9,325      $17,136      $19,597
Add:
    Interest on deposits                                        40,897       34,575       25,505       20,796       25,153
     Interest on borrowings                                      2,746        2,825        3,366        4,183        3,270
     Portion of rents applicable to interest *                      --           --           --           --           --
     Amortization of debt expense, discount and premium             18           18           18           18           18
                                                               -------      -------      -------      -------      -------
Earnings as adjusted(1)                                        $71,877      $46,494      $38,214      $42,133      $48,038
                                                               =======      =======      =======      =======      =======
Less:
     Interest on deposits                                       40,897       34,575       25,505       20,796       25,153
                                                               -------      -------      -------      -------      -------
Adjusted earnings excluding interest on deposits(2)            $30,980      $11,919      $12,709      $21,337      $22,885
                                                               =======      =======      =======      =======      =======
Fixed charges
     Interest on deposits                                      $40,897      $34,575      $25,505      $20,796      $25,153
     Interest on borrowings                                      2,746        2,825        3,366        4,183        3,270
     Rents:
          Total rents net of sublease rental                     2,095        2,177        1,831        2,544        1,376
            Portion of rents applicable to interest *               --           --           --           --           --
     Amortization of debt expense, discount and premium             18           18           18           18           18
     Capitalized interest                                           --           --           --           --           --
                                                               -------      -------      -------      -------      -------
Total Fixed Charges(9)                                         $45,756      $39,595      $30,720      $27,542      $29,818
                                                               =======      =======      =======      =======      =======
Fixed charges excluding interest on deposits(10)               $ 4,859      $ 5,020      $ 5,215      $ 6,746      $ 4,664

Ratio of earnings to fixed charges(1)/(9)                          157%         117%         124%         153%         161%
                                                               -------      -------      -------      -------      -------
Ratio of earnings to fixed charges
          excluding interest on deposits(2)/(10)                   638%         237%         244%         316%         491%
                                                               -------      -------      -------      -------      -------
Amount of coverage  surplus (deficiency)                       $26,121       $6,899       $7,494      $14,591      $18,220
                                                               =======      =======      =======      =======      =======

* Portion of rents applicable to interest is deemed immaterial





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